As filed with the Securities and Exchange Commission on February
15, 1996.
                                      Registration No. 33-_______



                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM S-8

                          Registration Statement

                     Under the Securities Act of 1933

                            SEALRIGHT CO., INC.

          (Exact name of registrant as specified in its charter)

          DELAWARE                                16-0876812
(State or other jurisdiction of              (I.R.S. Employer
 incorporation or organization)             Identification No.)

    7101 College Boulevard    Overland Park, Kansas    66210-1891

      (Address of Principal Executive Offices)         (Zip Code)

                       SEALRIGHT LONG TERM SAVINGS PLAN

                         (Full title of the plan)

                              John T. Carper
                            Sealright Co., Inc.
                          7101 College Boulevard
                        Overland Park, Kansas 66210

                  (Name and address of agent for service)

                               (913) 344-9000

    (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE
                           Proposed     Proposed
                           maximum      maximum
Title of        Amount     offering     aggregate     Amount of
securities to   to be      price per    offering      registration
be registered  registered  share 1<F1>    price           fee
Common Stock    500,000    $10.0625   $5,031,250.00    $1,735.00
$1.00 par       shares 2<F2>
  value


     In addition, pursuant to Rule 416(c) under the Securities
Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.

<F1>
1 Calculated pursuant to Rule 457(h) of the Securities Act of 1933, as amended, solely for the purpose of determining the registration fee, based upon the average of the high and low prices for the registrant's common stock on February 12, 1995.

<F2>
2 Plus such additional shares as may be issued pursuant to anti-dilution provisions.

                              PART II



         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

          The following documents filed by Sealright Co., Inc.
(the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

          (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, filed pursuant to
          Section 13(a) of the Securities Exchange Act of 1934
          (the "1934 Act").

          (2) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1995, June 30, 1995 and September 30, 1995.

          (3) The description of the Company's Common Stock which is contained in the Company's Registration Statement on Form 8-A filed under the 1934 Act, on July 22, 1986, incorporating by reference the description contained in Amendment No. 2 to the Company's Registration Statement on Form S-1 (SEC File No. 33-3508).

          All documents subsequently filed by the Company and the Plan pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing thereof.


Item 4.   Description of Securities.

          The securities to be offered are registered under
Section 12 of the 1934 Act.


Item 5.   Interest of Named Experts and Counsel.

          Partners of Bryan Cave LLP, the firm whose opinion is contained in Exhibit 5, owned as of January 31, 1996, 59,050 shares of the Company's Common Stock.


Item 6.   Indemnification of Directors and Officers.

          The Company is a Delaware Corporation. Section 145 of the General Corporation Law of the State of Delaware provides for the indemnification by a corporation of its officers and directors as follows:

          145. INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE. (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

          (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

          (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

          Reference is made to Paragraph 12 of the Certificate of Incorporation, as amended, of Sealright Co., Inc., filed as
Exhibit 3(a) to the Company's Form 10-K for the year ended December 31, 1987 (File No. 0-14825)) filed with the Commission regarding indemnification of directors and officers under certain circumstances.

          The Company maintains directors' and officers' liability insurance.


Item 7.   Exemption from Registration Claimed.

          Not applicable.


Item 8.   Exhibits.

          Reference is made to the Exhibit Index.

          The Registrant undertakes that it has submitted the Plan and all prior amendments, and will submit all future amendments, to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.


Item 9.   Undertakings.

          (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                    (i)  To include any prospectus required by
               section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts
               or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii)   To include any material information
               with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          Provided, however, that paragraphs (a)(1)(i) and
          (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
          Section 15(d) of Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
     1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                         SIGNATURES

          The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Johnson, State of Kansas on February 15, 1996.


                              SEALRIGHT CO., INC.


                              By:   /s/ Charles F. Marcy
                                    Charles F. Marcy, President



          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 15, 1996.

     Signature                               Title


  /s/ Charles F. Marcy                       President, Chief
Charles F. Marcy                             Executive Officer
                                             and Director



  /s/ G. Kenneth Baum                        Director
G. Kenneth Baum


  /s/ D. Patrick Curran                      Director
D. Patrick Curran


  /s/ Frederick O. DeSieghardt               Director
Frederick O. DeSieghardt


  /s/ Robert F. Hagans                       Director
Robert F. Hagans

     Signature                               Title


  /s/ Marvin W. Ozley                        Director
Marvin W. Ozley



                                             Director
Arthur R. Schulze


  /s/ Charles A. Sullivan                    Director
Charles A. Sullivan


  /s/ William D. Thomas                      Director
William D. Thomas


  /s/ John T. Carper                         Vice President
John T. Carper                               Finance,
                                             Chief Financial
                                             Officer,
                                             Chief Accounting
                                             Officer and
                                             Treasurer




          The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Johnson, State of Kansas, on February 15, 1996.

                         SEALRIGHT LONG TERM SAVINGS PLAN



                         By:  /s/ John T. Carper
                              Plan Administrator
                              Sealright Long Term Savings Plan

                               EXHIBIT INDEX


Exhibit
Number              Description                              Page

4.1 Articles of Incorporation, as amended, of Sealright Co., Inc. (Incorporated by reference from Exhibit 3(a) to Form 10-K for year ended December 31, 1987
                    (File No. 0-14825))

4.2                 Amended and Restated Bylaws, dated
                    February 17, 1988, of Sealright Co., Inc.
                    (Incorporated by Reference from Exhibit 3(b) to Form 10-K for year ended December 31, 1987 (File No. 0-14825))

5                   Opinion of Bryan Cave LLP

23.1                Consent of Arthur Andersen & Co.

23.2                Consent of Bryan Cave LLP
                    (contained in Exhibit 5)

24                  Power of Attorney


Document #192691.04